Exhibit 99.2

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release

Wednesday, January 27, 2010

Tompkins Financial Corporation
Announces Cash Dividend and 10% Stock Dividend

ITHACA, NY - Tompkins Financial Corporation (TMP – NYSE Amex)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.34 per share, payable on February 15, 2010, to common shareholders of record on February 5, 2010. The Board also approved the payment of a 10% stock dividend payable on February 15, 2010, to common shareholders of record on February 5, 2010. New shares issued as a result of the 10% stock dividend will be eligible for future cash dividends declared and paid after February 15, 2010.

Tompkins Financial Corporation is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.